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                                                                    EXHIBIT 10.7

                         [IMAGE OF A TWENTY RUPEE NOTE]
                              PROMOTERS AGREEMENT

THIS AGREEMENT made at Mumbai this 9th day of January 1996 between:

REDIFFUSION ADVERTISING PRIVATE LIMITED being a private limited company registered under the Companies Act, 1956, having its registered office at Sterling Center, 4th floor, Dr. Annie Besant Road, Worli, Bombay 400 018 hereinafter referred to as RAPL of the first part;

and

MR. AJIT BALAKRISHNAN of Mumbai Indian inhabitant residing at 26D Sagar Sangeet, 58, Shahid Bhagatsingh Marg, Colaba Bombay 400 005 hereinafter referred to as AB of the second
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part

And

DIWAN ARUN NANDA of Mumbai Indian Inhabitant residing at 15, Tarangini Apartments, Veer Savarkar Marg, Bombay 400 025 hereinafter referred to as DAN of the third part.

WHEREAS:

A. The parties hereto had entered into an agreement dated 1st November 1995 (hereinafter called the "PRIOR AGREEMENT") wherein the Parties had inter alia recorded their intention to promote and incorporate a limited company under the provisions of the Companies Act, 1956 to carry on the business of providing online information services, advertising and publicity and other services thereof on behalf of their clients with the name Rediff Communication Private Limited (hereinafter referred to as THE COMPANY) or such other name as may be permitted by the Registrar of Companies and to share the expenses and fund the Company in the manner stated in the Prior Agreement;

B.   The Company was incorporated on January 9, 1996.

C. Following the incorporation of the Company, the Parties have been able to broadly ascertain the quantum of funding that will be required and are now desirous of recording the same.

NOW IT IS AGREED BY AND BETWEEN THE PARTIES HERETO AS FOLLOWS:

1. The Parties agree that the sums to be advanced to the Company by the Parties having regard to the proposed growth and business plan of the Company shall be capitalized by a sum not exceeding Rs. 2,50,00,000/- (Rupees two crores fifty lakhs) prior to additional funding from venture capitalists to other investors or lenders.

2. The Parties agree that they shall hold shares in the Company in the following ratio inter se prior to additional funding from venture capitalists or other investors or lenders:


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     *  RAPL   50%

     *  AB     25%

     *  AB     25%

3. The sums advanced by the Parties from time to time shall not bear any interest.

4. This Agreement shall be read in conjunction with the Prior Agreement and not in derogation to the Prior Agreement.

IN WITNESS WHEREOF the Parties hereto have executed this writing on the day and the year first hereinabove written.

SIGNED AND DELIVERED by the withinnamed           [Signature Illegible]

REDIFFUSION ADVERTISING PRIVATE LIMITED
by its authorized signatory Mr. Ajit
Balakrishnan in the presence of:

SIGNED AND DELIVERED by the withinnamed           [Signature Illegible]
AJIT BALAKRISHNAN in the presence of:

SIGNED AND DELIVERED by the withinnamed           [Signature Illegible]
DIWAN ARUN NANDA in the presence of: